Exhibit 4.1.2
                                                                -------------


                                    FORM OF

                               SERIES SUPPLEMENT

                               [ ] CERTIFICATES

                            SERIES 20[ ]-[ ] TRUST

                                    between

                          BOND PRODUCTS DEPOSITOR LLC

                                 as Depositor

                                      and

                               [NAME OF TRUSTEE]

                                  as Trustee

                            [ ] TRUST CERTIFICATES

                         Dated as of [________], 2003

                            [ ] TRUST CERTIFICATES

                            Series 20[ ]-[ ] TRUST

                  SERIES SUPPLEMENT, Series 20[ ]-[ ], dated as of [________], 200[ ] (the "Series Supplement"), by and between BOND PRODUCTS DEPOSITOR LLC, as Depositor (the "Depositor"), and [NAME OF TRUSTEE] as Trustee (the "Trustee").

                             W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create this Trust (the "Trust") by executing and delivering this Series Supplement, incorporating the terms of the Standard Terms for Trust Agreements, dated as of [_______], 200[ ] (the "Standard Terms" and together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

                  WHEREAS, the Depositor desires to deposit the Deposited Assets (as defined herein) into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit of the Deposited Assets therein, the parties hereto desire to provide for the issuance of the Certificates (as defined herein) evidencing undivided beneficial interests in the Trust; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

                  Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, the provisions of the Standard Terms are incorporated herein by reference and this Series Supplement and the Standard Terms shall together form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 200[ ]-[ ] Certificates and the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  ["Accreted Principal Amount" for the Class A-[ ] Certificates means for each six-month period from and including each date specified in Schedule II hereof to but excluding the next such date, the amount specified in Schedule II as the "Ending Balance" for such beginning date.]

                  "Accrued Certificate Interest" shall mean the interest to be distributed to the Class A-[ ] Certificates and the Class A-[ ] Certificates on each Distribution Date which shall consist of (i) previously accrued Required Interest Amount that remained unpaid on the previous Distribution Date (on a cumulative basis) with respect to each class of Certificates and
(ii) Required Interest Amount accrued during the related Interest Accrual Period with respect to each class of Certificates.

                  "Available Funds" shall have the meaning specified in the Standard Terms [, except that investment income earned on funds invested pursuant to Section 3.05 of the Standard Terms and proceeds of redemption of the Underlying Securities shall be included in Available Funds].

                  "Bidding Procedures" shall mean those procedures for the sale of Underlying Securities set forth in Section 8(f) of this Agreement.

                  "Business Day" shall have the meaning set forth in the Standard Terms.

                  ["Calculation Agent" shall mean [                      ].]

                  ["Call Date" shall mean any date occurring on or after [_____________], on which the proceeds of any Call Option are distributed to holders of the Certificates pursuant to Section 4.08 of the Standard Terms.]

                  ["Call Option" shall mean the right of the Rights Holder to purchase the Certificates, in whole or in part, at the Call Price on any Call Date in accordance with the provisions of Section 7 hereof and the Standard Terms.]

                  ["Call Premium Percentage" shall equal [   ]%.]

                  ["Call Price" shall mean for each related Call Date, (i) in the case of the Class A-[ ] Certificates, the principal amount of the Class A-[ ] Certificates to be purchased by the Rights Holder on such date, plus any accrued and unpaid interest on such amount to but excluding the Call Date, plus the Class A-[ ] Certificateholder's pro rata portion of the Required Premium Amount [and (ii) in the case of the Class A-[ ] Certificates, the Accreted Principal Amount of the Class A-[ ] Certificates to be purchased by the Rights Holder on such date, plus the Class A-[ ] Certificateholder's pro rata portion of the Required Premium Amount.]

                  ["Call Rights Agreement" shall mean that certain agreement, dated as of [ ], 20[ ], between the Depositor and the Rights Holder.]

                  "CD Rate" shall mean [                              ].

                  "Certificate Account" shall mean that certain account entitled "Series 20[ ]-[ ] Bond Products Depositor Certificate Account", as maintained by the Trustee on behalf of the Certificateholders.

                  "Certificate Principal Balance" shall have the meaning set forth in the Standard Terms.

                  "Certificates" shall have the meaning specified in Section 3 hereof.

                  ["Class A-[ ] Certificates" shall mean the US $[ ] [ ]% Class A-[ ] Fixed Rate Pass Through Certificates, due [ ] 20[ ], in the form attached hereto as Exhibit B-1 and having the characteristics described herein.]

                  ["Class A-[ ] Certificate Rate" shall mean a fixed rate equal to [ ]% per annum (calculated on the basis of a 360 day year consisting of twelve 30 day months).]

                  ["Class A-[ ] Certificates" shall mean the US$[ ] Class A-[ ] Accreting Value Certificates, due [ ], 20[ ], in the form attached hereto as Exhibit B-2 and having the characteristics described herein.]

                  ["Class A-[ ] Certificates" shall mean the US$[ ] Class A-[ ] Variable Rate Pass Through Certificates, due [ ], 20[ ], in the form attached hereto as Exhibit B-3 and having the characteristics described herein.]

                  ["Class A-[ ] Certificate Rate" shall mean a floating rate equal to [LIBOR][the Commercial Paper Rate] [the Treasury Rate] [the Federal Funds Rate] [the CD Rate] as established on each Interest Determination Date, [plus [ ]% per annum] calculated on the basis of the actual number of days elapsed in the relevant Interest Accrual Period divided by [360 days].] For the initial Interest Accrual Period, the Class A-[ ] Certificate Rate shall be [ ]%.

                  "Closing Date" shall mean [________], 2003.

                  "Collection Period" shall mean, (i) with respect to each [ ] Distribution Date, the period beginning on the day after the preceding [ ] Distribution Date and ending on such [ ] Distribution Date, inclusive and,
(ii) with respect to each [ ] Distribution Date, the period beginning on the day after the preceding [ ] Distribution Date and ending on such [ ] Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 11(e) hereof.

                  ["Commercial Paper Rate" shall mean [                    ].]

                  "Corporate Trust Office" shall mean the office of [__________________] at [__________________].

                  ["Credit Support" shall mean [                           ].]

                  ["Credit Support Instrument" shall mean [                ].]

                  ["Credit Support Provider" shall mean [                  ].]

                  "Currency" shall mean [United States Dollars] [or] [specify foreign currency].

                  "Cut-Off Date" with respect to the Underlying Securities shall mean [ ], 200[ ].

                  "Deferral Period" shall have the meaning set forth in
Section 5(d) hereof.

                  "Deposited Assets" shall mean the Underlying Securities [and] [the Other Deposited Assets] [and] [the Credit Support.]

                  "Depository" shall mean The Depository Trust Company.

                  "Distribution Date" shall mean [ ] and [ ] of each year (or if either such date is not a Business Day, the next succeeding Business Day), commencing on [ ], 20[ ] and ending on the earlier of (i) the Final Scheduled Distribution Date (absent the exercise by any Underlying Securities Issuer of its right to defer interest payments) and (ii) any date prior to the stated maturity date of the Underlying Securities on which the Underlying Securities are redeemed, prepaid in full or liquidated for any reason.

                  "Eligible Account" shall have the meaning specified in the Standard Terms.

                  "Eligible Investments" shall have the meaning specified in the Standard Terms.

                  "Event of Default" shall mean with respect to an Underlying Security (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an "Event of Default", a "Termination Event" or other similar event in the related Underlying Securities Agreement.

                  "Exchange Request" shall have the meaning set forth in
Section 2.

                  "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

                  ["Federal Funds Rate" shall mean [                       ].]

                  "Final Scheduled Distribution Date" shall mean [           ],
or if such day is not a Business Day, the next Business Day .

                  ["Fitch" shall mean Fitch, Inc., doing business as "Fitch Ratings," and any successor thereto].

                  "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including the Closing
Date) to but excluding the current Distribution Date.

                  "Interest Determination Date" shall be the date which occurs
[ ] Business Days prior to each Distribution Date on which the Calculation Agent shall determine [LIBOR] [the Commercial Paper Rate] [the Treasury Rate] [the Federal Funds Rate] [the CD Rate].

                  "Interest Proceeds" shall mean the portion of Available Funds which includes (i) all periodic payments of interest (including any accrued interest) received with respect to any Deposited Asset, (ii) all payments of interest received upon a sale or other disposition of any defaulted Underlying Security, (iii) all payments of interest received as part of any recovery on any defaulted Underlying Security, (iv) the interest portion of any amount received in connection with a redemption or early termination of an Underlying Security or Other Deposited Asset, and (v) all amendment and waiver fees, late payment fees, commitment fees and other commissions received with respect to any Deposited Asset and, (vi) any other amount the Depositor determines to characterize as "Interest Proceeds".

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder.

                  ["LIBOR" shall mean [                                    ].]

                  "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

                  "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

                  "Market Agent" shall mean [                               ].

                  "Market Agent Agreement" shall mean that agreement between
the Market Agent and the Depositor dated as of [                ].

                  "Maturity Date" shall have the meaning specified in Schedule I hereto.

                  ["Moody's" shall mean Moody's Investors Service, Inc., and any successor thereto.]

                  ["Notional Amount -" with respect to the Class A-[   ]
Certificates shall be $[          ] [and with respect to the Class A-[   ]
Certificates shall be $[             ].]

                  ["Optional Exchange" shall mean the exchange of the Certificates held by any Certificateholder for all or a portion of the Underlying Securities in accordance with Section 7 hereof.]

                  ["Optional Exchange Date" shall mean any Distribution Date on which all or a portion of Underlying Securities are distributed to the exchanging Certificateholder(s)]

                  "Ordinary Expenses" shall have the meaning set forth in the Standard Terms.

                  ["Other Deposited Assets" shall mean [                    ].]

                  ["Other Deposited Assets Agreement" shall mean [          ].]

                  ["Other Deposited Assets Provider" shall mean [         ].]

                  "Premium Proceeds" shall mean the portion of Available Funds which includes (i) all payments of premium received from the Call Holder under the Call Rights Agreement, (ii) all premiums (including any make whole amounts) received in connection with any redemption or other prepayment of any Underlying Security, and (iii) any other amount the Depositor determines to characterize as "Premium Proceeds".

                  "Prepaid Ordinary Expenses" shall be $[              ]
for this Series.

                  "Principal Proceeds" shall mean the portion of Available Funds which includes (i) all payments of principal (including principal prepayments) received with respect to any Deposited Asset, (ii) all sinking fund payments, (iii) payments of principal received upon the maturity of any Underlying Security, (iv) the principal portion of any amount received in connection with a redemption of an Underlying Security or early termination of any Other Deposited Asset, (v) all payments received upon the sale or other disposition of any defaulted Underlying Security allocable to principal, (vi) the principal portion of any recovery received on any defaulted Underlying Security and (vii) any other amount the Depositor determines to characterize as "Principal Proceeds".

                  "Prospectus Supplement" shall mean the Prospectus Supplement, dated [_______], 20[ ], relating to the Certificates.

                  "Rating Agency" shall mean [each of] [Moody's, S&P and Fitch.]

                  "Rating Agency Condition" shall have the meaning specified in the Standard Terms.

                  "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

                  "Required Interest Amount" means [(I) ][for the Class [ ] Certificates, on any Distribution Date, amount equal to the product of (x) a fraction equal to the actual number of days elapsed in the related Interest Accrual Period divided by 360, (y) (i) the applicable Class [ ] Certificate Principal Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) (or in the case of the initial Distribution Date, the Class [ ] Certificate Principal Balance as of the Closing Date) and (ii) the Class [ ] Pass-Through Rate for the related Interest Accrual Period] [and [(II)] for the Class [ ] Certificates, an amount equal to [one- half] the product of (a) the Class A-[ ] Certificate Rate and (b) the applicable Certificate Principal Balance for the Class A-[ ] Certificates as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution
Date) (or in the case of the initial Distribution Date, the Class [ ] Certificate Principal Balance as of the Closing Date).

                  ["Required Percentage-Amendment" shall mean [specify if different from Standard Terms].]

                  ["Required Percentage-Direction of Trustee" shall mean [specify if different from Standard Terms].]

                  ["Required Percentage-Remedies" shall mean [specify if different from Standard Terms].]

                  ["Required Percentage-Removal" shall mean [specify if different from Standard Terms].]

                  ["Required Premium Amount" shall have the meaning specified in the Standard Terms.]

                  ["Requisite Reserve Amount" for each Distribution Date shall
mean an amount equal to [                      ].]

                  ["Reserve Account" shall mean that certain account entitled "Series 20[ ]- [ ] Bond Products Depositor Reserve Account," as maintained by the Trustee on behalf of the Certificateholders.]

                  ["Retained Interest" shall mean the interest of the Depositor as set forth in Schedule II hereto.]

                  ["Rights Holder" shall mean the holder of the Call Option.]

                  ["S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.]

                  "Series" shall mean the [                      ] Trust,
Series 20[ ]-[ ].

                  "Special Distribution Date" shall have the meaning set forth in Section 5(j) hereof.

                  "Termination Event" shall have the meaning set forth in
Section 9.

                  ["Treasury Rate" shall mean [                            ]

                  "Trust Estate" shall mean the Deposited Assets, [the Call Option], all amounts on deposit in the Certificate Account [and the Reserve Account], and the Trust's rights under each agreement to which it (or the Depositor on its behalf) is a party [(including, without limitation, all Underlying Securities Agreements, Other Deposited Assets Agreements and the Credit Support Instruments)].

                  "Trustee Fee" shall mean the amount paid to the Trustee [by the Depositor on the Closing Date] [monthly] [by the Trust] [and with respect to each Distribution Date, any other amounts to be paid to the Trustee on each such Distribution Date (in each case, other than amounts paid as Extraordinary Trust Expenses)].

                  "Underlying Securities" shall mean the Underlying Securities set forth on Schedule I hereto.

                  "Underlying Securities Agreements" shall mean any trust agreement, indenture, pooling and servicing agreement or other agreement or series of agreements pursuant to which any Underlying Security is issued.

                  "Underlying Securities Issuers" shall mean the issuers of the Underlying Securities listed on Schedule I hereto.

                  "Underwriter[s]" shall mean [                             ].

                  "Underwriting Agreement" shall mean that certain agreement, dated as of [ ], between the Depositor and [ ] as the [Lead] Underwriter.

                  "Voting Rights" shall, in the entirety, be allocated among all Class A-[ ] Certificateholders [and Class A-[ ] Certificateholders] in the proportion that the then unpaid Certificate Principal Balance of the Class A-[ ] Certificates bears to [the Accreted Principal Amount of the Class A-[ ] Certificates] [the Certificate Principal Balance of the Class A-[ ] Certificates].

                  Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "[ ], Series 20[ ]-[ ] Trust." The Certificates evidencing certain undivided ownership interests therein shall be
known as "[     ] Trust Certificates, Series 20[ ]-[ ]." The Certificates shall consist of [the Class A-[ ] Certificates and the Class A-[ ] Certificates]
[add other classes of Certificates, if any] (together, the "Certificates"). [The Trust is also issuing a Call Option to the Rights Holder with respect to the Certificates.]

                  (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibit[s] [B-1], [B-2] [and B-3]. The Class A-[ ] Certificates [and Class A-[ ] Certificates] shall be issued in denominations of $[1,000]. [The Class A-[ ] Certificates shall be issued in minimum denominations of [[$ ] and in integral multiples of $1,000] in excess thereof.] Except as provided in the Standard Terms, the Trust shall not issue additional Certificates[, additional Call Options] or incur any indebtedness.

                  (b) The Class A-[ ] Certificates [and the Class A-[ ] Certificates shall have an initial aggregate Certificate Principal Balance of $[_________]. The Class A-[ ] Certificates have an initial aggregate Certificate Principal Balance of $[________] and are expected to accrete to $[ ] by the Final Scheduled Distribution Date.]

                  (c) The holders of the Class A-[ ] Certificates [and the Class A-[ ] Certificates] will be entitled to receive on each Distribution Date, in accordance with Section 5 hereof, the Interest Proceeds, Principal Proceeds and Premium Proceeds received on the Deposited Assets, to the extent necessary to pay the Accrued Certificate Interest, principal and premiums on the Class A-[ ] Certificates [and the Class A-[ ] Certificates]. [The Class A-[ ] Certificates shall not bear interest.]

                  (d) [The Retained Interest will be uncertificated and shall be as described in Schedule II attached hereto. The Retained Interest will be issued to the Depositor and may be transferred by the Depositor to another party at the sole option of the Depositor without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account(s) of holder(s) thereof on the related Record Date as specified in written instructions to the Trustee. Notwithstanding any other provision of this Series Supplement, the Trustee shall not agree to any amendment or modification of this Series Supplement (including the Standard Terms) which would adversely affect in any material respect the holder of the Retained Interest without the consent of the holder of the Retained Interest.]

                  Section 4. Satisfaction of Conditions to Execution and Delivery of Trust Certificates.

                  On the Closing Date, the Certificates shall be executed by the Trustee and delivered to the Authenticating Agent for authentication on behalf of the Trust and thereupon be delivered to the Trustee upon the Depositor's written request and upon receipt by the Trustee of the following:

                  (a) the Trustee shall have received, on or prior to the Closing Date, (i) the Underlying Securities set forth on the Underlying Securities Schedule, and (ii) all documents related to the Deposited Assets which are required to be delivered to the Trustee pursuant to Section 2.01(b) of the Standard Terms;

                  (b) an Officer's Certificate of the Depositor (i) evidencing the authorization by its sole member of the execution and delivery of each of the Standard Terms, this Series Supplement, [the Other Deposited Assets Agreements], [the Credit Support Instruments] [and] [the Call Rights Agreement], [list any agreements with Administrative Agents], the [Underwriting Agreement], a securities account control agreement, and related transaction documents, and the execution, authentication and delivery of the Class A-[ ] Certificates and the Class A-[ ] Certificates, in each case specifying the Final Scheduled Distribution Date, the initial Certificate Principal Balance and the applicable Certificate Interest Rate of each Class of Certificates to be authenticated and delivered and (ii) certifying that (1) attached is a copy of the resolutions of the Depositor authorizing the transactions contemplated in the agreements described in clause (i) above, (2) such document is a true and complete copy of such resolutions, (3) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, and (4) the Executive Officers of the Depositor which are authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

                  (c) either (i) an Officer's Certificate of the Depositor or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction over the Depositor, together with an Opinion of Counsel of the Depositor that the authorization, approval or consent of no governmental body is required for the valid issuance of the Certificates, or (ii) an Opinion of Counsel of the Depositor to the effect that no consent or approval of, or other action by, any administrative or governmental body which has not been obtained or taken, is required for the valid issuance of the Class A-[ ] Certificates or the Class A-[ ] Certificates;

                  (d) opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Depositor, dated as of the Closing Date, relating to (i) certain corporate matters, (ii) the security interest in the Trust Estate granted to the Trust under the Trust Agreement and providing that such security interest shall be a perfected security interest, and (iii) certain tax matters;

                  (e) opinion of [ ], counsel to the Trustee, dated as of the Closing Date, as to certain corporate matters, dated as of the Closing Date;

                  (f) [opinion of [ ], counsel to [Other Deposited Assets Provider], dated as of the Closing Date, as to certain corporate matters which is satisfactory in form and substance to the Depositor and to the Trustee;]

                  (g) [opinion of [ ], counsel to [Credit Support Provider], dated as of the Closing Date, as to certain corporate matters which is satisfactory in form and substance to the Depositor and to the Trustee;]

                  (h) [an Officer's Certificate of the Depositor stating that the issuance of the Class A-[ ] Certificates and the Class A-[ ] Certificates will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which the Depositor is subject, or, the Depositor's Organizational Documents or any order of any court or administrative agency entered in any proceeding to which the Depositor is a party or by which the Depositor is bound or to which the Depositor is subject; that all conditions precedent provided in this Section 4 and all other conditions precedent described in the Standard Terms relating to the authentication and delivery of the Certificates have been complied with;]

                  (i) an executed counterpart of this Series Supplement, the Standard Terms, the [Other Deposited Assets Agreements][,] [Credit Support Instruments] [the Call Rights Agreement], [Market Agent Agreement], and any Administrative Agreements executed as of the Closing Date;

                  (j) the Depositor shall have delivered to the Trustee an Officer's Certificate of the Depositor to the effect that attached thereto is
(i) a true and correct copy of a letter signed by [name of Rating Agency] and confirming that the Class A-[ ] Certificates and the Class A-[ ] Certificates have been rated at least [" "] by [name of Rating Agency] and that such ratings are in full force and effect on the Closing Date [and (ii) a true and correct copy of a letter signed by [name of Rating Agency] and confirming that the Class A-[ ] Certificates and the Class A-[ ] Certificates have been rated at least [" "] by [name of Rating Agency], and that such ratings are in full force and effect on the Closing Date;

                  (k) a request from the Depositor directing the Authenticating Agent to authenticate the Class A-[ ] Certificates and the Class A-[ ] Certificates in the amounts set forth therein, registered in the names set forth therein or as otherwise provided to the Trustee by the Depositor or at its direction, and to make delivery thereof to the Depositor or as it may otherwise direct therein;

                  (l) [an Accountant's Certificate in form and substance acceptable to the Depositor and which confirms certain information with respect to the Prospectus Supplement specifying the procedures undertaken by them to review data and computations relating to the information contained in the Prospectus Supplement;]

                  (m) the Trustee shall have certified as to the establishment of the Certificate Account [and the Reserve Account];

                  (n) [written instructions by the Depositor to the Trustee directing the Trustee to enter into and perform any obligations under [the Other Deposited Assets Agreement] [the Credit Support Instrument] [the Call Rights Agreement] [and], [the Market Agent Agreement, as applicable;]

                  If all the Certificates are not to be originally issued at the same time, then the documents required to be delivered pursuant to this
Section 4 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in this Section 4 shall be true and correct as if made on such date; and

                  (o) such other documents as the Trustee may reasonably require.

                  Section 5. Distributions. (a) On each applicable Distribution Date, the Trustee shall distribute the Available Funds in the Certificate Account, in the following order of priority:

                  (a) the Trustee will apply Interest Proceeds as follows:

                           (i) to the Trustee, as reimbursement for all Extraordinary Trust Expenses incurred by the Trustee in accordance with the Trust Agreement [up to [$ ]];

                           (ii) [to the [providers of the Other Deposited Assets] [providers of Credit Support], any amounts required to be paid or reimbursed to, or deposited with, any such person in accordance with the terms of the [Other Deposited Assets Agreement] [Credit Support Agreement]];

                           (iii) to the Class A-[ ] Certificateholders, the Accrued Certificate Interest for the Class A-[ ] Certificates;

                           (iv) to the Class A-[ ] Certificateholders, the Accrued Certificate Interest for the Class A-[ ] Certificates;

                           (v) [to the Reserve Account, an amount equal to [the Required Reserve Amount]];

                           (vi)     all remaining amounts, if any, to the
                                    Depositor;

                  (b) the Trustee will apply Principal Proceeds as follows:

                           (i) [to the Trustee as reimbursement for all Extraordinary Trust Expenses not reimbursed in clause (a)(i) above;]

                           (ii) to the Class A-[ ] Certificateholders, up to the Class A-[ ] Certificate Principal Balance; and

                           (iii) to the Class A-[ ] Certificateholders, up to the Class A-[ ] Certificate Principal Balance;

                  (c) the Trustee will apply Premium Proceeds (if any) as follows:

                           (i) to the Class A-[ ] Certificateholders, [in the proportion that the Certificate Principal Balance of the Class A-[ ] Certificates bears to the Certificate Principal Balance of the Class A-[ ] Certificates]; and

                           (ii) to the Class A-[ ] Certificateholders, [in the proportion that the Certificate Principal Balance of the Class [ ] Certificates bears to the Certificate Principal Balance of the Class [ ] Certificates].

                           (iii)    the remainder, if any, to the Depositor.

                  (d) [Distributions of interest on the Certificates shall be deferred in the event of the deferral of payments on the Underlying Securities. Distributions on the Underlying Securities may be deferred pursuant to the Underlying Securities Agreements for up to [ten (10)] consecutive [semi-annual] interest periods (each a "Deferral Period") provided that no Deferral Period may extend beyond the Final Scheduled Maturity Date. During any Deferral Period, interest on the Underlying Securities will continue to accrue at the applicable rate per annum [compounded [semi-annually]. However, since interest that accrues on deferred and compounded interest on the Underlying Securities may not be sufficient to pay interest at the otherwise applicable Class A-[ ] Certificate Rate [and the Class A-[ ] Certificate Rate], applicable to deferred and compounded interest on the Certificates, deferred and compounded interest on the Certificates will be deemed to be owed only to the extent that such interest is actually received by the Trustee on the Underlying Securities.]

                  (e) [Notwithstanding any other provision hereof, Liquidation Proceeds received in respect of the Deposited Assets prior to the Final Scheduled Distribution Date following (i) the liquidation of a defaulted Underlying Security and any related collateral, (ii) the repurchase, substitution or sale of an Underlying Security, or (iii) the termination of, or the occurrence of a default under, any Other Deposited Asset or any Credit Support Instrument., shall be distributed [in accordance with the priority of payments specified in Section 5(a) hereof] [as follows: [ ].]

                  (f) To the extent Available Funds are insufficient to make any required payments of interest due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient Available Funds are on deposit in the Certificate Account to pay such shortfall.

                  (g) [Realized Losses on the Trusts Assets shall be allocated among the Certificates as follows: [ ].]

                  (h) [Advances shall be made by the Trustee in accordance with Section 4.04 of the Standard Terms as follows: [ ].]

                  (i) If a payment with respect to any Underlying Security is made to the Trustee after the scheduled payment date for such Underlying Security, then the Trustee will distribute any such amounts received on the next succeeding Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the most recent Distribution Date immediately preceding such Special Distribution Date.

                  Section 6. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee. [The Trustee Fee shall be paid by the Depositor and not from the Deposited Assets. On each Distribution Date the Trustee shall be paid by the Depositor [one-twelfth], [one-quarter], [one half] of the annual Trustee's Fee. [The Trustee Fee shall be payable by the Trust in equal [monthly] [quarterly] [semi-annual] installments from the Deposited Assets on each Distribution Date.] [The Trustee shall bear all Ordinary Expenses]. [Failure by the Trust to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Depositor], [nor shall such failure release the Trustee from its duties under the Trust Agreement.]

                  (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless [100%] of the Certificateholders of each of the Class A-[ ] Certificates and the Class A-[ ] Certificates then Outstanding vote to require the Trustee to incur such Extraordinary Trust Expenses. The Trustee may incur other Extraordinary Trust Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Trust Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding any failure of Certificateholders to reimburse the Trustee.

                  Section 7. [Optional Exchange]; [Call Option]; [Early Termination]

                  (a) [Optional Exchange.] On each Distribution Date (or, if the Depositor or an Affiliate of the Depositor holds all of the Certificates, on any other date) any holder of Class A-[ ] Certificates of a certain principal amount and Class A-[ ] Certificates representing a like percentage of the principal amount thereof, may tender such Certificates to the Trustee on such date and receive a distribution of Underlying Securities representing a like percentage of the Underlying Securities to the percentages of the Class A-[ ] Certificates being tendered by such Certificateholder to the Trustee; provided, however, that any such exchange right shall be exercisable only (a) to the extent that the Depositor provides, upon the Trustee's request, an opinion of counsel that such exchange would not (x) affect the characterization of the Trust as a "grantor trust" for federal income tax purposes, or (y) cause the Trust to be required to be registered as an investment company under the Investment Company Act, and (b) to the extent permitted under Section 7(a)(iii) hereof.

                           (i) The Certificateholder must provide notice to the Trustee (an "Exchange Request") no less than fifteen (15) days (or such shorter period acceptable to the Trustee) but not more than thirty (30) days prior to an Optional Exchange Date that it requests an Optional Exchange of its Certificates on such Optional Exchange Date.

                           (ii) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act.

                           (iii)    Any such Optional Exchange by a
                                    Certificateholder will be subject to the following restrictions: (a) certification by the Certificateholder to the Trustee that any Certificates to be exchanged have been held for a minimum of six months and
                                    (b) each Optional Exchange is limited in amount to a maximum of [5%] (except for Certificates acquired by the Underwriter but never distributed to investors, in which case [25%]) of the then [Certificate Principal Balance] [Accreted Principal Amount] of the Class A-[ ] Certificates, provided, however, that such restrictions shall not apply to the exchange of Certificates that were acquired pursuant to Section 7(b).]

                           (iv) This Section 7 shall not provide any Certificate holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

                  (b) Call Option. On any Call Date, the Rights Holder or an affiliate thereof may exercise the Call Option and acquire the Certificates in whole or in part, at the Call Price, upon payment of the Call Price on or prior to such Call Date in accordance with the provisions of Section 4.08 of the Standard Terms.

  [add any other relevant information about the Call Option for this Series]]

                  (c) [Early Termination.] [The Depositor may, at its sole option, purchase the Underlying Securities and effect an early termination of the Certificates on any Distribution Date on or after the date on which the aggregate outstanding principal amount of such Underlying Securities is reduced to less than [ten percent (10%)] [specify other amount] of the aggregate principal amount of the Underlying Securities as of the Cut-Off Date. The purchase price payable by the Depositor in such event shall be not less than the aggregate outstanding principal amount of such Underlying Securities on the date of purchase.]

                  Section 8. Underlying Security Events of Default, Reporting Failure.

                  (a) Within thirty (30) days of the occurrence of an Event of Default in respect of any Underlying Security, the Trustee will give notice to the Certificateholders [name any other person to receive notice] [and the holder of the Retained Interest] transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interests of the Certificateholders.

                  (b) Realization Upon Defaulted Deposited Assets. Notwithstanding any other provision hereof, in the event of the occurrence of
(i) an Event of Default with respect to any Underlying Security or (ii) an acceleration of the date of maturity of any Underlying Security in connection with a default thereon, the Depositor shall, within __ days of the occurrence of such event [instruct the Trustee to make a distribution "in-kind" of the related Underlying Security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances][instruct the Trustee to direct the Market Agent to sell such Underlying Security and distribute the proceeds of such sale to the Certificateholders pro rata in accordance with their respective Certificate Principal Balances. If the Depositor instructs the Trustee to make an "in-kind" distribution to the Certificateholders, the provisions of Section 8(c) below will apply.

                  (c) "In-kind" Distributions by the Depositor. If the Depositor instructs the Trustee to make an "in-kind" distribution to the Certificateholders, individual Certificateholders may elect to either (x) receive such "in-kind" distribution of the related Underlying Security or (y) have the Depositor (or its Affiliate) sell their allocable share of such Underlying Security in lieu of receiving such "in-kind" distribution. If a Certificateholder determines to accept an "in-kind" distribution, the Trustee shall distribute to such Certificateholder its pro rata share of the related Underlying Security. If as a result of any minimum denomination requirements applicable to the Underlying Securities, the Trustee cannot make a full distribution to such Certificateholders of their pro rata share of such Underlying Securities, the Depositor will instruct the Trustee to direct the Market Agent to sell, in accordance with the Bidding Procedures, the portion of such Underlying Securities which cannot be sold in compliance with the applicable minimum denomination requirements. The amount of the Underlying Securities to be sold by the Market Agent will equal the difference between the amount of such Certificateholders pro rata share of such Underlying Securities held by the Trust and the maximum amount of such Underlying Securities that can be distributed to such Certificateholder in compliance with the applicable minimum denomination requirements applicable to such Underlying Securities.

                  (d) Sale by the Depositor. In the event the Underlying Securities, subject to distribution, are to be sold rather than distributed in kind, the Depositor will instruct the Trustee to direct the Market Agent to sell the defaulted Underlying Securities in accordance with the Bidding Procedures and upon the sale of such Underlying Securities, the Trustee will distribute the proceeds of such sale to the Certificateholders.

                  (e) Bidding Procedures. Prior to selling Underlying Securities pursuant to this Section 8, the Market Agent shall solicit bids from not less than 3 dealers in such securities (which bidders may include Banc of America Securities LLC) for the sale of such Underlying Securities with settlement thereof on or before the third Business Day after such sale. Each bid shall be solicited from a financial institution with not less than $100 million in assets under management or $100 million in invested assets. Neither the Market Agent nor the Trustee shall be responsible for the failure to obtain a bid, provided the Market Agent has made reasonable efforts to obtain bids. In the event one or more bids are received by the Market Agent, the Market Agent shall accept the highest bid received, subject to best execution. If a bid for the purchase of an Underlying Security has been accepted by the Market Agent but the sale has failed to settle on the proposed settlement date, the Market Agent shall solicit new bids. Upon any sale of any applicable Underlying Security, the proceeds of such sale (less expenses and commissions) shall be distributed to the Certificateholders pro rata, in proportion to their respective Certificate Principal Balances no later than [two] Business Days after receipt of immediately available funds. In the event the Market Agent receives no bids to purchase such Underlying Security by the close of business on the fifth Business Day after the distribution of bid solicitations, [or is unable to settle with any Purchaser within [15] days from the date the Market Agent was first directed to sell such Underlying Security,] the Trustee shall distribute such Underlying Security "in kind" to the Certificateholders on a pro rata basis in proportion to their respective Certificate Principal Balances; provided, however, that if the bidding process is undertaken to comply with any minimum denomination requirement, the Market Agent shall repeat the foregoing bid solicitation process until such Underlying Securities have been sold.

                  (f) Underlying Securities Reporting Failure. In the event an issuer of an Underlying Security (the outstanding principal balance of which exceeds ten percent (10%) of the aggregate principal balance of the Underlying Securities) ceases to file periodic reports (to the extent such periodic reports are required to be filed by such Underlying Securities Issuer under the Exchange Act), the Depositor shall, within a reasonable period of time after such failure to file such periodic report, instruct the Trustee to make a distribution "in-kind" of the related Underlying Security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances. An Underlying Securities Issuer shall not be deemed to have ceased filing required periodic reports for this purpose merely because reporting by such issuer is delayed or temporarily suspended. Accordingly, the requirement above to make an "in- kind" distribution of an Underlying Security shall not apply unless an Underlying Securities Issuer either (x) states in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) fails to file any required reports for one full calendar year. If the Depositor instructs the Trustee to make such an "in-kind" distribution to the Certificateholders, the provisions of Section 8(c) above will apply with respect to such distribution.

                  Section 9.        Termination Events.

                  (a) "Termination Events" shall mean any one of the following events (whatever the reason for such Termination Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) [the failure by the Trust to pay the Required Interest Amount on the Class A-[ ] Certificates or the Class A-[ ] Certificates when due and payable and such failure continues unremedied for thirty
                                    (30) Business Days;]

                           (ii) [on any Distribution Date, a default in the payment to the Certificateholders of the Principal Proceeds received by the Trustee or a default in the payment in full of the Certificate Principal Balance of the Class A-[ ] Certificates or the [Certificate Principal Balance] [Accreted Principal Amount] of the Class A-[ ] Certificates on the Final Scheduled Distribution Date;]

                           (iii) [the entry of a decree or order by a court having jurisdiction over the Trust, adjudging the Trust as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Trust under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Trust or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of [sixty (60)] consecutive days; ]

                           (iv)     [the institution by the Trust of
                                    proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Trust to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Trust of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by either the Trust to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Trust or of any substantial part of its property, or to the ordering of the winding up or liquidation of its affairs, or the making by the Trust of an assignment for the benefit of creditors, or the admission by the Trust in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Trust in furtherance of any such action;]

                           (v) [a failure on the part of the Trust to perform any covenant of the Trust which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of sixty (60) days after written notice thereof shall have been given by registered mail, certified mail or overnight courier to the Trustee by the Depositor or the Holders of at least [50%] of the Outstanding Certificates;]

                           (vi) the Trust becomes an "investment company" required to register under the Investment Company Act; or

                           (vii) a failure on the part of the Trust to pay any amount payable under the terms of any [Other Deposited Asset] [Credit Support].

                  (b) Acceleration of Maturity.

                  If a Termination Event described in clauses (iii) or (iv) above were to occur and be continuing, the Certificate Principal Balance [or Accreted Principal Amount, as applicable,] and any accrued interest on the Certificates will be immediately due and payable without demand, presentment or notice by any Certificateholder. If any other Termination Event described in any of the remaining clauses in Section 9(a) above shall have occurred and be continuing, (i) the Trustee, by notice to the Depositor or (ii) the Holders of not less than [50%] of the Certificate Principal Balance of the Certificates, by notice to the Depositor and to the Trustee, may declare the [Certificate Principal Balance] [and/or] [Accreted Principal Amount] due on the Certificates to be immediately due and payable and upon any such declaration, such amounts together with all accrued and unpaid interest due thereon (if any) shall become immediately due and payable.

                  Upon the declaration of a Termination Event hereunder, the Trustee will deliver a Notice of Termination Event to the Certificateholders which specifies the nature of the Termination Event which has occurred and the percentage of Certificateholders voting to declare a Termination Event hereunder, if applicable. Upon the declaration of a Termination Event, the Trustee (acting on the behalf of and at the direction of [the holders of more than [50%] of the Certificate Principal Balance of the Certificates]) will direct the remedies to be exercised on behalf of the Certificateholders. If the Certificates are accelerated and the Certificateholders direct the Trustee to sell the Deposited Assets, the Class A-[ ] Certificateholders shall be entitled to receive the outstanding Class A-[ ] Certificate Principal Balance of such Certificates together with accrued and unpaid interest thereon and the Class A-[ ] Certificateholders shall be entitled to receive [Accreted Principal Amount] [Certificate Principal Balance] of such Certificates [together with accrued and unpaid interest thereon], to the extent of Available Funds, which amounts shall be applied [in accordance with Section 5 hereof][ as follows: [ ]]. At any time after an acceleration of maturity has been made as provided above, such declaration may be rescinded in accordance with the terms of Section [ ] of the Standard Terms.

                  Section 10.       Reports of Independent Public Accountants.

                  [Reports of the Trust's independent public accountants shall be provided as specified in Section [ ] of the Standard Terms beginning in calendar year 20[ ].]

                  Section 11.       Miscellaneous.

                  (a) [The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 20[ ]-[ ] Certificates;]

                  (b) [The provisions of Section 4.07 of the Standard Terms "Optional Exchange" shall not apply to the Series 20[ ]-[ ] Certificates;]

                  (c) The Trustee shall simultaneously forward reports to Certificateholders [and to the New York Stock Exchange] in accordance with
Section 4.03 of the Standard Terms. [In addition, the Trustee shall forward reports to [specify others to receive reports].

                  (d) [Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.]

                  (e) If the Trustee has not received payment with respect to a Collection Period on any Deposited Asset on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. [No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by Underlying Securities Issuers [Other Deposited Assets Providers] [Credit Support Providers] as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest.]

                  (f) The Trust may not engage in any business or activities other than in connection with, or relating to, the acquiring, holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (g) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

                  (h) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

                  (i) Except as specified in the Trust Agreement, the Trustee will have no recourse to the Deposited Assets.

                  (j) The Trust will not merge or consolidate with any other entity without (i) confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates and (ii) an opinion of counsel that such merger (x) will not cause the Trust to be required to register as an investment company under the Investment Company Act, and (y) will not adversely affect the Trust's status as a Grantor Trust.

                  (k) Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Bond Products Depositor LLC
                  Bank of America Corporate Center
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  Stephen K. Stegemeyer,
                  Manager, Bond Products Depositor LLC
                  Telephone:  (704) 388-4811
                  Facsimile:  (704) 386-3522

                  If to the Trustee, to:

                  [To Come]

                  If to the Rating Agencies, to:

                  [Moody's Investors Service, Inc.]
                  [99 Church Street]
                  [New York, New York  10007]
                  Attention:  [CBO/CLO Monitoring Department]
                  Telephone:  [(212) 553-1494]
                  Facsimile:  [(212) 553-0355]

                  [Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.]
                  [55 Water Street]
                  [New York, New York  10041]
                  Attention:  [Structured Finance Surveillance Group]
                  Telephone:  [(212) 438-2482]
                  Facsimile:  [(212) 438-2664]

                  [Fitch, Inc.]
                  [One State Street Plaza]
                  [New York, New York  10004]
                  Telephone:  (212) ____________
                  Facsimile:  (212) ____________

                  [If to the New York Stock Exchange, to:]

                  [New York Stock Exchange, Inc.]
                  [20 Broad Street]
                  [New York, New York  10005]
                  [Attention:  Michael Hyland]
                  [Telephone:  (212) 656-5868]
                  [Facsimile:  (212) 656-6919]

                  Section 12. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. (a) The respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to provide information reports and information tax reporting), shall terminate upon the earlier to occur of the (i) distribution to the Certificateholders of all amounts held in all the Accounts and required to be paid to such Certificateholders pursuant to this Series Supplement on the Distribution Date succeeding the final payment on, or other liquidation of (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer), the last Underlying Security remaining in the Trust or the disposition of all property acquired upon liquidation of any such Underlying Security [and the termination of all Other Deposited Assets and Credit Support,] and (ii) distribution in full of all amounts due to the Class A-[ ] and Class A-[ ] Certificateholders.

                  (b) The Trustee shall provide written notice of any termination to the Certificateholders.

                  (c) Upon presentation and surrender of the Certificates by the Certificateholders to the Trustee at the locations specified in the Standard Terms on the Final Scheduled Distribution Date or the Distribution Date succeeding the earlier to occur of the occurrences specified in Section 13(a) above, the Trustee shall, upon its cancellation of each surrendered Certificate, the Trustee will distribute to each Holder presenting and surrendering its Certificates, the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner. Immediately following the deposit of funds in trust hereunder, this Trust shall terminate.

                  Section 14.       [Reserved].

                  Section 15. [Voting of Underlying Securities, Modification of Underlying Securities Agreements. The Trustee, as holder of the Deposited Assets, has the right to vote and give consents and waivers in respect of the Underlying Securities in accordance with the rules of the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository or the issuer or the trustee of any Underlying Security for consent to any amendment, modification or waiver of any provision of the related Underlying Securities Agreement or any other document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) if the effect of the action to be taken pursuant to such vote or consent would (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, [(ii) alter the timing or amount of any payment on any item of the Deposited Assets, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default on any of the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the [unanimous consent] of all outstanding Class A-[ ] Certificateholders and Class A-[ ] Certificateholders,] or [(iii) result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities and only with the consent of Certificateholders representing [100%] of the Class A-[ ] Certificates and [100%] of the Class A-[ ] Certificates.] The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.]

                  [In the event that an offer is made by any Underlying Securities Issuers to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-[ ] Certificateholders and the Class A-[ ] Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of [100%] of the Class A-[ ] Certificates and the Class A-[ ] Certificates to accept such offer and the Trustee has received the tax opinion described above.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.


                                            BOND PRODUCTS DEPOSITOR LLC,
                                                   as Depositor


                                            By:
                                                ----------------------------
                                                Name:
                                                Title:


                                            [NAME OF TRUSTEE] not in its
                                            individual capacity but solely as
                                            Trustee on behalf of the Trust
                                            Certificates Series, 20[ ]-[ ]
                                            Trust


                                            By:
                                                ----------------------------
                                                Name:
                                                Title:

                                                                  SCHEDULE I

                               SERIES 20[ ] -[ ]

                        Underlying Securities Schedule



Underlying Securities:                          [to come]
Underlying Securities Issuer:                   [to come]
CUSIP Number:                                   [to come]
Principal Amount Deposited:                     [to come]
Original Issue Date:                            [to come]
Principal Amount of                             [to come]
Underlying Securities
Originally Issued:                              [$______]
Maturity Date:                                  [to come]
Principal Payment Date:                         [to come]
Interest Rate                                   [____%] per annum.
Interest Payment Dates:                         [         ] and [           ]
Underlying Securities Record Dates:             The day immediately preceding
                                                each Distribution Date.
Initial Accrued Interest:
Redemption Dates:
Redemption Prices:
Priority:
Security:
Rating as of Closing Date:
Form of Underlying Securities:
[Retained Interest:]

                                                                  SCHEDULE II

                         ACCRETING PRINCIPAL SCHEDULE

         Year                                               Ending Balance

                                                                  SCHEDULE III


                               SERIES 20[ ]-[ ]
                     DESCRIPTION OF THE RETAINED INTEREST

                               TABLE OF CONTENTS

     Section 1.   Incorporation of Standard Terms....................1
     Section 2.   Definitions........................................2
     Section 3.   Designation of Trust and Certificates.............10
     Section 4.   Satisfaction of Conditions to Execution
                  and Delivery of Trust Certificates................11
     Section 5.   Distributions.....................................13
     Section 6.   Trustee's Fees....................................16
     Section 9.   Termination Events................................20
     Section 10.  Reports of Independent Public Accountants.........23
     Section 11.  Miscellaneous.....................................23
     Section 12.  Counterparts......................................25
     Section 13.  Termination of the Trust..........................26
     Section 14.  [Reserved]........................................26
     Section 15.  [Voting of Underlying Securities, Modification
                  of Underlying Securities Agreements...............26


SCHEDULE I        SERIES 200[  ]-[ ] Underlying Securities Schedule
SCHEDULE II       Accreting Principal Schedule
SCHEDULE III      Description of Retained Interest
EXHIBIT A         STANDARD TERMS FOR TRUST AGREEMENTS
EXHIBIT B-1       FORM OF TRUST CERTIFICATE CLASS A-[ ]
EXHIBIT B-2       FORM OF TRUST CERTIFICATE CLASS A-[ ]
EXHIBIT B-3       FORM OF TRUST CERTIFICATE CLASS A-[ ]